THIRD AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT


          THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Third Amendment") is made and dated as of the 29th day of June, 2001 by and among SOS STAFFING SERVICES, INC., a Utah corporation (the "Borrower"), the Lenders to the Credit Agreement described below, WELLS FARGO BANK NORTHWEST, N.A. (formerly known as First Security Bank, N.A.), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BANK ONE, NA, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                                    RECITALS

          A. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 27, 1998 among the Lenders, the Borrower, the Documentation Agent and the Administrative Agent (as amended, extended and replaced from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Borrower on the terms and conditions set forth therein. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

          B. The Borrower has requested that the Lenders agree to amend the Credit Agreement in certain respects and the Lenders have agreed to do so on the terms and subject to the conditions set forth more particularly below.

          NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

          1. REDUCTION OF AGGREGATE COMMITMENT. To reflect the agreement of the parties hereto to reduce the Aggregate Commitment and to create a sublimit for the aggregate amount of Loans which may be outstanding under the Credit Agreement at any date, effective as of the Effective Date (as defined in Paragraph 11 below):

          (a) The Aggregate Commitment shall automatically be reduced to $18,000,000, and the Aggregate Commitment and each Lender's Commitment shall be as set forth on the replacement commitment schedule attached hereto as Exhibit A.

          (b) Section 2.1 of the Credit Agreement shall be amended to read in its entirety as follows:

                    "2.1. COMMITMENT. From and including the date of this
               Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding $8,000,000. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date."

          (c) On the Effective Date the Borrower shall immediately pay to the Administrative Agent for distribution to the Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment the dollar amount by which Loans outstanding on such date exceed $8,000,000.

          2. EXTENSION OF FACILITY TERMINATION DATE. To reflect the agreement of the parties hereto to extend the Facility Termination Date, effective as of the Effective Date, the definition of the term "Facility Termination Date" set forth in Article I of the Credit Agreement is hereby amended by deleting the date "July 1, 2001" set forth therein and replacing the same with the date "June 30, 2002."

          3. MODIFICATION OF LETTER OF CREDIT FACILITY. To reflect the agreement of the parties hereto to extend the permitted outside expiration date of certain Letters of Credit issued under the Credit Agreement, effective as of the Effective Date, Section 2.19 of the Credit Agreement is hereby amended to delete the last sentence thereof and to replace the same with the following:

               "Each Letter of Credit shall be issued solely in support of workman's compensation insurance providers and shall have a stated expiration date no later than January 1, 2003."

          4. CHANGES IN PRICING. To reflect the agreement of the parties hereto to eliminate the Fixed Rate as a pricing option under the Credit Agreement and to modify the spread applicable to Floating Rate Loans, effective as of the Effective Date:

          (a) All Loans funded under the Credit Agreement from and after the Effective Date shall be funded as Floating Rate Loans;

          (b) No Floating Rate Loans outstanding under the Credit Agreement on the Effective Date may be continued as or converted into Fixed Rate Loans at the end of their respective Interest Periods;

          (c) All Loans outstanding as Fixed Rate Loans shall continue to bear interest at the rate applicable thereto on the Effective Date to and including the earlier to occur of: (1) the last day of the current Interest Period therefor and (2) August 31, 2001, at which earlier date such Fixed Rate Loans shall be converted to Floating Rate Loans; and

          (d) The definition of the term "Applicable Margin" as set forth in
Article I of the Credit Agreement is hereby amended in its entirety as follows:

                    "`Applicable Margin' means 2.50%."

          5. Prepayments. To reflect the agreement of the parties hereto to provide for certain additional mandatory prepayment requirements, effective as of the Effective Date

          (a) Section 2.18 of the Credit Agreement is hereby amended to number the existing provision set forth therein as subsection (i) and to add new subsections (ii) and (ii) to read in their entirety as follows:

                    "(ii) Upon the sale, transfer or other disposition of any
               Property of the Borrower or any of its Subsidiaries on or after June 30, 2001 for total consideration in excess of $100,000 during any consecutive 12-month period (excluding sales of inventory of the Borrower and its Subsidiaries in the ordinary course of business) remit to the Administrative Agent as prepayment of the Loans (with a concurrent dollar for dollar permanent reduction of the Aggregate Commitment), the Lenders' Allocated Share of 100% of the Net Cash Proceeds thereof; provided, however, that following the consummation of the Collateralization Transaction, each such mandatory prepayment shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement.

                    (iii) Upon the issuance on or after June 30, 2001 of equity securities of the Borrower or any of its Subsidiaries (other than securities issued as payment in kind for cash amounts otherwise payable on account of outstanding debt or equity securities), remit to the Administrative Agent as prepayment of the Loans (with a concurrent dollar for dollar permanent reduction of the Aggregate Commitment), the Lenders' Allocated Share of 100% of the Net Cash Proceeds thereof; provided, however, that following the consummation of the Collateralization Transaction, each such mandatory prepayment shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement."

          (b) The following new definitions are hereby added to Article I in correct alphabetical order to read in their entirety as follows:

          "`Collateral Agent' means that Person mutually acceptable to the Lenders and the Noteholders which has agreed to act in such capacity for the benefit of the Lenders and the Noteholders in connection with the Collateralization Transaction."

          "`Collateralization Transaction' means: (i) the pledge and grant by the Borrower of a security interest in and lien upon all of its personal property assets, including, without limitation, all accounts receivable and intellectual property rights, to the Collateral Agent for the benefit of the Lenders and the Noteholders as collateral security for the Senior Creditor Obligations, and (ii) the guaranty of the Senior Creditor Obligations by each Subsidiary of the Borrower and the pledge and grant by each such Subsidiary of a first priority security interest in and lien upon all of its personal property assets, including, without limitation, all accounts receivable and intellectual property rights, to the Collateral Agent for the benefit of the Lenders and the Noteholders as collateral security for such guaranty, such security interests in the case of the Borrower and each of the Guarantors to be first priority security interests to the extent such security interests cover accounts receivable of such Persons and to have a priority subject only to other security interests and liens mutually agreed by the Lenders and the Noteholders to the extent such security interests cover other items of personal property collateral."

          "`Intercreditor Agreement' means an intercreditor agreement in form and substance mutually acceptable to the Lenders and the Noteholders entered into by such parties with the Collateral Agent in connection with the Collateralization Transaction and providing, among other things, for the allocation as between the Lenders and the Noteholders of the proceeds of the sale or other disposition of Property of the Borrower and its Subsidiaries, such allocation to be established by mutual agreement of the Lenders and the Noteholders, with the allocation to which the Lenders will agree not necessarily being the `Lenders' Allocated Share' as such term is utilized herein."

          "'Lenders' Allocated Share' means on any date the ratio, expressed as a percentage, which: (i) the Aggregate Commitment bears to the sum of (ii) the Aggregate Commitment plus the aggregate principal amount of promissory notes outstanding under the Note Purchase Agreement."

          "`Net Cash Proceeds' means with respect to the sale or other disposition of any Property or the issuance of any debt or equity securities, the gross cash proceeds received less reasonable and customary transaction costs (including any taxes due as a result of any gain on the sale or other disposition of such Property) and less cash amounts actually paid by the Borrower or its Subsidiary to the holders of Liens upon such Property as the release price thereof in connection with such sale or other disposition."

          "`Noteholders' means the holders from time to time of the promissory notes of the Borrower issued pursuant to the Note Purchase Agreement."

          "`Note Purchase Agreement' means that certain Note Purchase Agreement dated September 1, 1998 providing for the issuance by the Borrower of its $5,000,000 - 6.72% Senior Notes, Series A, due September 1, 2003 and its $30,000,000 - 6.95% Senior Notes, Series B, due September 1, 2008, as amended from time to time."

          "`Senior Creditor Obligations' means: (i) the Obligations, and (ii) all obligations of the Borrower to the Noteholders under the Note Purchase Agreement."

          6. MODIFICATION OF FINANCIAL COVENANTS. To reflect the agreement of the parties hereto to modify certain of the financial covenants set forth in the Credit Agreement, effective as of the Effective Date:

          (a) The existing financial covenant set forth in Section 6.16 of the Credit Agreement is hereby deleted in its entirety and replaced by the following new financial covenant:

                    "6.16. MINIMUM EBITDA. The Borrower will not permit its
               EBITDA, determined as of the last day of each fiscal quarter for the 3-month period ending on such date, to be less than:


For Fiscal Quarters Ending During the Period:                    Minimum EBITDA
---------------------------------------------                    --------------


To and including June 30, 2001                                     $1,750,000

June 30, 2001 to and including December 31, 2001                   $2,000,000

After December 31, 2001                                            $2,200,000


          (b) The existing financial covenant set forth in Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced by the following new financial covenant:

                    "6.18. FIXED CHARGE COVERAGE RATIO. The Borrower will not
               permit the Fixed Charge Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the 12-month period ending on such date, to be less than:


For Fiscal Quarters Ending During the Period:            Minimum Required Ratio
---------------------------------------------            -----------------------


To and including June 30, 2001                                1.75:1.00

June 30, 2001 to and including December 31, 2001              1.50:1.00

After December 31, 2001                                       1.60:1.00


          (c) Section 6.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

                    "6.19. TOTAL INDEBTEDNESS / ADJUSTED EBITDA RATIO. The
               Borrower will not permit the Total Indebtedness / Adjusted EBITDA Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the 12-month period ending on such date, to exceed:


For Fiscal Quarters Ending During the Period:            Maximum Permitted Ratio
---------------------------------------------            -----------------------

To and including June 30, 2001                                  3.60:1.00

June 30, 2001 to and including September 30, 2001               4.50:1.00

September 30, 2001 to and including December 31, 2001           4.75:1.00

After December 31, 2001                                         4.50:1.00


          (d) Section 6.20 of the Credit Agreement is hereby amended in its entirety as follows:

                    "6.20. INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio of the Borrower and its consolidated Subsidiaries, determined as of the last day of each fiscal quarter for the 12-month period ending on such date to be less than 2.25:1.00."

          (e) Article I of the Credit Agreement is hereby amended by inserting the following new definition in the correct alphabetical order:

                    "`Fixed Charge Coverage Ratio' means, as of any date of
               determination, the quotient of the EBITDA of the Borrower for such period plus the rent expense of the Borrower and its Subsidiaries on a consolidated basis for such period divided by the sum of rent expense and interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period."

          (f) Subsection (v) of the definition of "EBITDA" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

                    "(v) extraordinary, unusual or non-recurring losses and
               non-cash charges for any disposition of businesses or early extinguishment of Indebtedness for such period and restructuring charges including, but not limited to, severance costs and expenses associated with office closures including remaining lease obligations,"

          7. MODIFICATION OF FINANCIAL REPORTING REQUIREMENTS. To reflect the agreement of the parties hereto to modify certain of the Borrower's financial reporting requirements, as of the Effective Date, Sections 6.1(ii) and (iii) of the Credit Agreement are hereby amended in their entirety as follows:

               "(ii) Within 45 days after the last day of each calendar month, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such month and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such month, all certified by its chief financial officer.

               (iii)     Together with the financial statements required under
                         Section 6.1(i) above and with the financial statements delivered pursuant to Section 6.1(ii) for the third month in each calendar quarter, a compliance certificate in substantially the form of Exhibit "C" hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof."

          8. MODIFICATION OF RESTRICTIONS ON ACQUISITIONS. To reflect the agreement of the parties hereto to modify thecovenant regarding Acquisitions, as of the Effective Date, Section 6.14(viii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                    "(viii) Acquisitions approved by the Lenders in their sole and absolute discretion."

          9. SUPPLEMENTAL FACILITY FEE. In addition to the amendment fee to be paid to the Administrative Agent for the benefit of the Lenders as described in Paragraph 11(c) below, in consideration of the extension of the Facility Termination Date as provided for herein, the Borrower hereby agrees to pay to the Administrative Agent for the pro-rata benefit of the Lenders, a supplemental facility fee in the amount of $250,000 (the "Supplemental Facility Fee"), which Supplemental Facility Fee shall be irrevocably be deemed fully earned by the Lenders who are Lenders as of the Effective Date and shall be due and payable in full by the Borrower to such Lenders (or their successors or assigns) on June 15, 2002; provided, however, that if the Borrower shall have repaid the Obligations in full and the Lenders' Commitments shall have terminated or expired on or before such date, the obligation of the Borrower to pay the Supplemental Facility Fee shall automatically be deemed cancelled by the Lenders.

          10. COLLATERALIZATION. The Borrower and the Lenders have agreed that as a condition to the agreement of the Lenders to enter into this Third Amendment and to extend the current Facility Maturity Date as provided herein the Borrower and its Subsidiaries will consummate the Collateralization Transaction and execute and delivery to the Collateral Agent for the benefit of the Lenders and the Noteholders such documents, instruments and agreements, including, without limitation, security agreements, financing statements, acknowledgements and consents of third parties, corporate authorizations and opinions of counsel and the Lenders, the Noteholders and the Collateral Agent may reasonably require in connection therewith. The Borrower acknowledges and agrees that in the event the Collateralization Transaction shall not have been consummated to the satisfaction of the Lenders on or before July 30, 2001, then, at the option of the Lenders, such failure shall constitute an Event of Default under the Credit Agreement and the Lenders may exercise all rights, powers and remedies available to them under the Credit Agreement and the other Loan Documents, including the right to terminate their respective Commitments under the Credit Agreement and to accelerate all Obligations outstanding.

          11. THIRD AMENDMENT EFFECTIVE DATE. This Third Amendment shall be effective as of the date first written above upon the date (the "Effective Date") that the Administrative Agent shall have received:

          (a) This Third Amendment, duly executed by all parties signatory hereto;

          (b) Such corporate resolutions, incumbency certificates and other authorizing documentation the Lenders shall require;

          (c) An amendment fee in the amount of $200,000 to be distributed to the Lenders in accordance with the percentage each Lender's Commitment bears to the Aggregate Commitment as of the Effective Date; and

          (d) Such other fees and expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Documentation Agent and the Lenders) paid or incurred by the Administrative Agent, the Documentation Agent or any Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Third Amendment (nothing contained herein shall in any manner or to any extent release the Borrower from its obligations under Section 9.7 of the Credit Agreement to pay such other fees and expenses as may be required to be paid by the Borrower thereunder).

          12. REAFFIRMATION OF THE LOAN DOCUMENTS. The Borrower and each of the Guarantors by executing this Third Amendment as provided below, hereby affirms and agrees that: (a) the execution and delivery by it of and the performance of its obligations under this Third Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations under the Loan Documents to which it is party except to the extent expressly amended hereby, (b) the terms "Obligations," "Guaranteed Obligations" and "Senior Obligations" as used in the Loan Documents include, without limitation, the Obligations of Borrower under the Credit Agreement as amended by this Third Amendment (and including, without limitation, the obligations of the Borrower hereunder), (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written and constitute valid, enforceable obligations of such Persons, as applicable, and (d) each of such Persons expressly waives, releases and absolutely and forever discharges the Administrative Agent, the Documentation Agent and the Lenders and their respective shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that any of such Persons may now have, or have had prior to the date hereof arising out of or relating to the Loan Documents, the transactions contemplated thereby and any action or inaction of any of the above-named Persons with respect thereto.

          13. REPRESENTATIONS AND WARRANTIES. The Borrower and each of the Guarantors by executing this Third Amendment as provided below, hereby represents and warrants to the Lenders that:

          (a) It has the corporate power and authority and the legal right to execute, deliver and perform this Third Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Third Amendment.

          (b) This Third Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms of this Third Amendment.

          (c) On the date of this Third Amendment, there does not exist a Default or Unmatured Default which has not been waived hereby.

          (d) None of such Persons has any existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Loan Documents.

          14. NO OTHER AMENDMENT. Except as expressly amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect as written.

          15. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                           [Signature Page Following]

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the day and year first above written.


                                   SOS STAFFING SERVICES, INC., as the Borrower

                                   By:   /s/ Kevin Hardy
                                         --------------------------------------
                                   Name:    Kevin Hardy
                                   Title:   Chief Financial Officer


                                   BANK ONE, NA, as the Documentation Agent and a Lender

                                   By:   /s/ Richard Babcock
                                         --------------------------------------
                                   Name:    Richard Babcock
                                   Title:   First Vice President


                                   WELLS FARGO BANK NORTHWEST, N.A., as the
                                   Administrative Agent and a Lender

                                   By:   /s/ Scott J. Manookin
                                         --------------------------------------
                                   Name:    Scott J. Manookin
                                   Title:   Vice President


ACKNOWLEDGED AND AGREED
as of the 29th day of June, 2001:


BEDFORD CONSULTANTS, INC.  [MERGED WITH INTELIANT]

By:
       ---------------------------
Name:
       ---------------------------
Title:
       ---------------------------


INTELIANT CORPORATION

By:   /s/ JoAnn W. Wagner
      ----------------------------
Name:    JoAnn W. Wagner
Title:   CEO


SERVCOM STAFF MANAGEMENT, INC.

By:   /s/ Thomas K. Sansom
      ----------------------------
Name:    Thomas K. Sansom
Title:   President

SOS COLLECTION SERVICES, INC.

By:   /s/ Thomas K. Sansom
      ----------------------------
Name:    Thomas K. Sansom
Title:   President


DEVON & DEVON PERSONNEL SERVICES, INC.

By:   /s/ JoAnn W. Wagner
      ----------------------------
Name:    JoAnn W. Wagner
Title:   President

                                                                      EXHIBIT A
                                                                      ---------


                                   REPLACEMENT
                               COMMITMENT SCHEDULE
                   (as of the Third Amendment Effective Date)


LENDER                                           COMMITMENT                     PERCENTAGE
------                                           ----------                     ----------

Bank One, NA                                     $11,250,000                    62.50%

Wells Fargo Bank Northwest, N.A.                 $ 6,250,000                    37.50%

TOTAL:                                           $18,000,000                   100.00%
